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                                                                     EXHIBIT 5.1

                 [HONIGMAN MILLER SCHWARTZ AND COHN LETTERHEAD]

                                 April 10, 1998

Rock Financial Corporation
30600 Telegraph Road, Fourth Floor
Bingham Farms, Michigan 48025

Ladies and Gentlemen:

     We have represented Rock Financial Corporation, a Michigan corporation ("Rock"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 3,829,500 of Rock's Common Shares, par value $0.01 a share (the "Common Shares").

     Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that when the Registration Statement has become effective and Rock has approved the amount of Common Shares to be sold and the sales price of such Common Shares, the Common Shares covered by the Registration Statement will have been duly authorized and, when issued and sold by Rock as described in the Registration Statement and in the manner set forth in the Underwriting Agreement referred to in the Registration Statement, in the amount approved by Rock, against payment therefor, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission under the Securities Act.

                                          Very truly yours,

                                          /s/ Honigman Miller Schwartz and Cohn

                                          HONIGMAN MILLER SCHWARTZ AND COHN